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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                  __________

                                   FORM 8-A

                    FOR REGISTRATION OF CERTAIN CLASSES OF
                SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                               THE BIBB COMPANY
            (Exact name of registrant as specified in its charter)

                    DELAWARE                                                58-2253133
     (State of incorporation or organization)                    (IRS Employer Identification No.)

     100 GALLERIA PARKWAY
     17TH FLOOR
     ATLANTA, GEORGIA                                                        30339
     (Address of principal executive offices)                              (Zip Code)

   If this form relates to the registration of               If this form relates to the registration of a
   a class of securities pursuant to Section                 class of securities pursuant to Section 12(g)
   12(b) of the Exchange Act and is effective                of the Exchange Act and is effective pursuant
   pursuant to General Instruction A(c) check                to General Instruction A.(d). check the following
   the following box. [X]                                    box.  [_]

Securities to be registered pursuant to Section 12(b) of the Act:


   Title of each class                                           Name of each exchange on which each
   to be so registered                                           class is to be registered
   -------------------                                           -------------------------

Common Stock, $.01 par value per share                           American Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:  None.
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ITEM 1.   DESCRIPTION OF SECURITIES TO BE REGISTERED.
          ------------------------------------------

Common Stock
------------

     A description of the Registrant's Common Stock, par value $.01 per share
(the "Common Stock"), is set forth under the caption "Description of Registrant's Securities to be Registered--Common Stock" on page 31 of the Registrant's Registration Statement on Form 10, as amended (No. 0-21661) (the
"Form 10"). Such portion of the Form 10 is hereby incorporated by reference herein. On September 30, 1997, the stockholders of the Registrant approved an amendment to the Registrant's Certificate of Incorporation increasing the number of authorized shares of Common Stock to 25,000,000 shares.



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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     THE BIBB COMPANY


                                     By:   /s/ Michael L. Fulbright
                                           -------------------------------------
                                           Michael L. Fulbright,
                                           President and Chief Executive Officer

Dated:  October 2, 1997

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